EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our reports dated February 11, 1994 on our audits of the consolidated financial statements and financial statement schedules of Global Marine Inc. and subsidiaries, as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in this Annual Report on Form 10-K, into (i) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961 and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan, (ii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (iii) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, and
(iv) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-52203) for the Global Marine Inc. 1993 Management Incentive Award Plan.



                                             /s/ Coopers & Lybrand



Houston, Texas
February 28, 1994